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Exhibit 3.1(v)

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

CROSSMANN MANAGEMENT, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin June 02, 1997.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Second day of June, 1997.

/s/
Deputy

ARTICLES OF INCORPORATION
OF
CROSSMANN MANAGEMENT, INC.

        The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended, executes the following Articles of Incorporation:

ARTICLE I
NAME

        The name of the Corporation is Crossmann Management, Inc.

ARTICLE II
REGISTERED OFFICE AND AGENT

        The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that office is:

Registered Office:	9202 N. Meridian, Suite 300 Indianapolis, IN 46260
Registered Agent:	Richard H. Crosser

ARTICLE III
AUTHORIZED SHARES

        The total number of shares which the Corporation is authorized to issue is ten thousand (10,000). At least one class of shares is hereby authorized unlimited voting rights and is entitled to receive net assets of the Corporation upon dissolution.

ARTICLE IV
INCORPORATORS

        The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Crossmann Communities, Inc.	9202 N. Meridian, #300	Indianapolis	IN	46260

ARTICLE V
PROVISIONS FOR REGULATION OF BUSINESS
AND CONDUCT OF AFFAIRS OF CORPORATION

        Section 1.    Sale and Transfer of Stock.    Sale or transfer of stock of the Corporation shall be subject to the terms and conditions of the By-Laws of the Corporation and, if applicable, to any Stock Purchase Agreement which may be executed between the Corporation and its shareholders.

        Section 2.    By-Laws of the Corporation.    The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

        Section 3.    Indemnification of Directors and Officers.

        (a)    Definitions.    For purposes of this Section, the following terms shall have the following meanings:

          (1)   "Liabilities" and "Expenses" shall mean monetary obligations incurred by or on behalf of a director or officer in connection with the investigation, defense or appeal of a Proceeding or in satisfying a claim thereunder and shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, excise taxes assessed with respect to an employee benefit plan, and amounts paid in settlement by or on behalf of a director or officer.

          (2)   "Other Enterprise" shall mean any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, for which a director or officer is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent.

          (3)   "Proceeding" shall mean any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or Other Enterprise or otherwise), civil, criminal, administrative or investigative, whether formal or informal, and whether actual or threatened or in connection with an appeal relating thereto, in which a director or officer may become involved, as a party or otherwise, (i) by reason of his being or having been a director or officer of the Corporation (and, if applicable, an officer, employee or agent of the Corporation) or a director, officer, partner, trustee, employee or agent of an Other Enterprise or arising out of his status as such, or (ii) by reason of any past or future action taken or not taken by a director or officer in any such capacity, whether or not he continues to be such at the time he incurs Liabilities and Expenses under the Proceeding.

          (4)   "Standard of Conduct" shall mean that a director or officer, based on facts then known to the director or officer, discharged the duties as a director or officer, including duties as a member of a committee, in good faith in what he reasonably believed to be in or not opposed to the best interests of the Corporation or Other Enterprise, as the case may be, and, in addition, in any criminal Proceeding had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty, shall not create a presumption that the director or officer did not meet the Standard of Conduct. The termination of any Proceeding by a consent decree or upon a plea of nolo contendere, or its equivalent, shall create the presumption that the director or officer met the Standard of Conduct.

        (b)    Indemnification.    If a director or officer is made a party to or threatened to be made a party to any Proceeding, the Corporation shall indemnify the director or officer against Liabilities and Expenses incurred by him in connection with such Proceeding in the following circumstances:

          (1)   If a director or officer has been wholly successful on the merits or otherwise with respect to any such Proceeding, he shall be entitled to indemnification for Liabilities and Expenses as a matter or right. If a Proceeding is terminated against the director or officer by consent decree or upon a plea of nolo contendere, or its equivalent, the director or officer shall not be deemed to have been "wholly successful" with respect to such Proceeding.

          (2)   In all other situations, a director or officer shall be entitled to indemnification for Liabilities and Expenses as a matter of right unless (i) the director or officer has breached or failed to perform his duties as a director or officer in compliance with the Standard of Conduct and (ii) with respect to any action or failure to act by the director or officer which is at issue in such Proceeding, such action or failure to act constituted willful misconduct or recklessness. To be entitled to indemnification pursuant to this Subparagraph b(2), the director or officer must notify the Corporation of the commencement of the Proceeding in accordance with Paragraph (e) and request indemnification. A review of the request for indemnification and the facts and circumstances underlying the Proceeding shall be made in accordance with one of the procedures described below; and the director or officer shall be entitled to indemnification as a matter of right unless, in accordance with such procedure, it is determined beyond a reasonable doubt that (i) the director or officer breached or failed to perform the duties of the office in compliance with the Standard of Conduct, and (ii) the breach or failure to perform constituted willful misconduct or recklessness. Any one of the following procedures may be used to make the review and determination of a director's or officer's request for indemnification under Subparagraph b(2):

            (A)  by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

            (B)  if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly designated by the Board of Directors (in the designation of which, directors who are parties to such Proceeding may participate), consisting solely of two or more directors who are not parties to, or who have been wholly successful with respect to, such Proceeding; or

            (C)  by independent legal counsel selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate).

            (D)  by a committee consisting of three (3) or more disinterested persons selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate).

    Any determination made in accordance with the above procedures shall be binding on the Corporation and the director or officer.

          (3)   If several claims, issues or matters of action are involved, a director or officer may be entitled to indemnification as to some matters even though he is not entitled to indemnification as to other matters.

          (4)   The indemnification herein provided shall be applicable to Proceedings made or commenced after the adoption of this Section, whether arising from acts or omissions to act which occurred before or after the adoption of this Section.

        (c)    Prepaid Liabilities and Expenses.    The Liabilities and Expenses which are incurred or are payable by a director or officer in connection with any Proceeding shall be paid by the Corporation in advance, with the understanding and agreement between such director or officer and the Corporation, that, in the event it shall ultimately be determined as provided herein that the director or officer was not entitled to be fully indemnified, the director or officer shall repay to the Corporation such amount, or the appropriate portion thereof, so paid or advanced.

        (d)    Exceptions to Indemnification.    Notwithstanding any other provisions of this Section to the contrary, the Corporation shall not indemnify a director or officer:

          (1)   for any Liabilities or Expenses incurred in a suit against a director or officer for an accounting of profits allegedly made from the purchase or sale of securities of the Corporation brought pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and any amendments thereto or the provisions of any similar federal, state or local statutory law; or

          (2)   for any Liabilities and Expenses for which payment is actually made to or on behalf of a director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance.

          (3)   for any Liabilities or Expenses incurred in a suit or claim against the director or officer arising out of or based upon actions attributable to the director or officer in which the director or officer gained any personal profit or advantage to which he was not legally entitled.

        (e)    Notification and Defense of Proceeding.    Promptly after receipt by a director or officer of notice of the commencement of any Proceeding, the director or officer will, if a request for indemnification in respect thereof is to be made against the Corporation under this Section, notify the Corporation of the commencement thereof; but the failure to so notify the Corporation will not relieve it from any obligation which it may have to the director or officer otherwise than under this Section. With respect to any such Proceeding as to which the director or officer notifies the Corporation of the commencement thereof;

          (1)   the Corporation will be entitled to participate therein at its own expense; and

          (2)   except as otherwise provided below, to the extent that it may so desire, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director or officer. After notice from the Corporation to the director or officer of its election to assume the defense of the director or officer in the Proceeding, the Corporation will not be liable to the director or officer under this Section for any legal or other Expenses subsequently incurred by the director or officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The director or officer shall have the right to employ counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the director or officer unless:

            (A)  the employment of counsel by the director or officer has been authorized by the Corporation;

            (B)  the director or officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of such Proceeding; or

            (C)  the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding;;

  in each of which cases the Expenses of counsel employed by the director or officer shall be paid by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which the director or officer shall have made the conclusion provided for in (B) above.

          (3)   The Corporation shall not be liable to indemnify a director or officer under this Section for any amounts paid in settlement of any Proceedings without the Corporation's prior written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on a director or officer without the director or officer's prior written consent. Neither the Corporation nor a director or officer will unreasonably withhold its or his consent to any proposed settlement.

        (f)    Other Rights and Remedies.    The rights of indemnification provided under this Section are not exhaustive and shall be in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of this Section, the Corporation may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extend permitted by the provisions of the Indiana Business Corporation Law, or any successor law, as then in effect, whether with regard to past or future matters.

        (g)    Continuation of Indemnity.    All obligations of the Corporation under this Section shall survive the termination of a director's or officer's service in any capacity covered by this Section.

        (h)    Insurance.    The Corporation may purchase and maintain insurance on behalf of any director, officer or other person or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee or agent of an Other Enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, this Section or otherwise.

        (i)    Benefit.    The provisions of this Section shall inure to the benefit of each director or officer and his respective heirs, personal representatives and assigns and the Corporation, its successors and assigns.

        (j)    Severability.    In case any one or more of the provisions contained in this Section shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

        Section 4.    Powers of Directors.    In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of the Indiana Business Corporation Law and not specifically prohibited or limited by these Articles.

INCORPORATOR:	CROSSMANN COMMUNITIES, INC.
	By:	/s/ JENNIFER A. HOLIHEN
	Printed Name:	Jennifer A. Holihen
Title:

This instrument was prepared by: Andrew S. Gutwein, of BENNETT, BOEHNING & CLARY, Attorneys at Law, Sixth Floor, Lafayette Bank & Trust Building, 133 North Fourth Street, Post Office Box #469, Lafayette, Indiana 47902—
Telephone: (317) 742-9066.

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  Exhibit 3.1(v)
STATE OF INDIANA OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF INCORPORATION OF CROSSMANN MANAGEMENT, INC.